UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2007

SPAR Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27824 (Commission File No.)	33-0684451 (IRS Employer Identification No.)

555 White Plains Road, Suite 250, Tarrytown, New York	10591
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 332-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Appointment of James R. Segreto as Chief Financial Officer, Secretary and Treasurer

The Board of Directors (the "Board") of SPAR Group, Inc., the registrant ("SGRP" or the "Corporation"), together with its Compensation Committee and Governance Committee, acted unanimously by joint written consent dated as of December 14, 2007, to appoint Mr. James R. Segreto as Chief Financial Officer, Secretary, and Treasurer of SGRP, effective as of December 14, 2007. The Corporation issued a press release announcing the appointment on December 17, 2007, which press release is attached to this Current Report on Form 8-K (the "Report") as Exhibit 99.1 and is incorporated herein by reference. Concurrently, Mr. Segreto also will become Chief Financial Officer, Secretary and Treasurer of each of SGRP's U.S. and Canadian subsidiaries.

The Corporation previously reported in its Current Report on Form 8-K filed on November 27, 2007, the resignation of Mr. Charles Cimitile as Chief Financial Officer, Secretary, and Treasurer of the Corporation.

Mr. Segreto, 59, previously served as the Controller of the Corporation since 1997. He formerly served as chief financial officer of Supermarket Communications Systems, Inc., in Norwalk, CT. Segreto earned a master’s degree in finance and a bachelor’s degree in accounting from Iona College, in New Rochelle, NY.

Mr. Segreto will receive an annual salary of $150,000.00 and will be granted options to purchase 15,000 shares of SGRP Common Stock pursuant to the Corporation's 2000 Stock Option Plan as of December 14, 2007. Mr. Segreto will have an incentive bonus plan for 2008 consisting of potential cash and stock options based on achieving specific goals related to the Corporation's EBITDA, stock price and international revenue, as well as overall performance based on a review of his contribution to the Corporation by the Chief Executive Officer, the Chairman and the Board. Mr. Segreto will continue to be entitled to participate in the Corporation's 401(k), medical, dental, vision, life insurance and disability plans, and generally will continue to have vacation, personal, holiday and sick time in accordance with the Corporation's personnel policies. Mr. Segreto's existing Change in Control Severance Agreement with SGRP, dated as of March 30, 2007 and filed as an exhibit to the Corporation's Annual Report on Form 10-K, filed on April 2, 2007, will continue without amendment at this time.

There are no family relationships between Mr. Segreto and any of the Corporation's other directors or executive officers. The Corporation is not aware, after inquiry of Mr. Segreto, of any related-person transaction or series of transactions required to be disclosed under the rules of the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release of the Registrant dated December 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPAR GROUP, INC.

Date:	December 19, 2007	By:	/s/ James R. Segreto
James R. Segreto Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press Release of the Registrant dated December 17, 2007.